UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a press release on November 10, 2009 as follows:

Cliffs Natural Resources Inc. Increases Common Share
Quarterly Dividend to $0.0875 from $0.04

CLEVELAND – Nov. 10, 2009 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that its Board of Directors has declared an increase in its quarterly cash dividend to $0.0875 per common share. Cliffs had reduced its quarterly cash dividend to $0.04 per share in May 2009 as part of a number of proactive steps to enhance financial flexibility.

"Cliffs’ management team responded to the sudden downturn in the global steel industry by implementing various proactive measures to enhance cash flow and preserve cash," stated Laurie Brlas, Cliffs’ executive vice president and chief financial officer. "While difficult, those actions have allowed us to whether the financial crisis and continue to pursue our strategic plan, as evidenced by the recently announced acquisition of our partners’ interests in Wabush Mines.

"Now, our improved visibility and outlook, including projections for strong cash flow from operations in our business, have enabled our Board of Directors to restore the cash dividend to its level prior to the reduction in May."

Cliffs indicated the increased cash dividend will be payable on Dec. 1, 2009, to shareholders of record as of the close of business on Nov. 20, 2009.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources is an international mining and natural resources company. We are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Eastern Canada, and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The South American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world’s largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

November 11, 2009	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary